UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2007

INTERSTATE BAKERIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11165	43-1470322
(Commission File Number)	(IRS Employer Identification No.)

12 East Armour Boulevard
Kansas City, Missouri	64111
(Address of Principal Executive Offices)	(Zip Code)

(816) 502-4000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of
Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.

On March 21, 2007, the United States Bankruptcy Court for the Western District of Missouri issued an order that authorized Interstate Bakeries Corporation (the “Company”) to implement the Company’s Fiscal 2007 Management Incentive Plan (the “Plan”).

The objective of the Plan is to provide an incentive to eligible management employees for the attainment of the Company’s organizational performance objectives.

Eligible management employees will be entitled to certain cash bonuses in the event that the Company meets certain financial performance goals as set forth in the Plan. All bonus payments under the Plan will be made approximately 90 days following the end of the Company’s 2007 fiscal year.

Michael Kafoure, Ronald Hutchison and Kent Magill, each a named executive officer of the Company, are participants in the Plan. Messrs. Kafoure, Hutchison and Magill would be entitled to payments under the plan of $121,737, $87,500 and $93,750, respectively, in the event that the Company’s target is achieved, plus a potential additional discretionary bonus payment in the event the Company achieves certain financial performance targets as set forth in the Plan.

The foregoing description of the Plan is not intended to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	IBC Fiscal 2007 Management Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2007	INTERSTATE BAKERIES
CORPORATION

	By:	/s/ J. Randall Vance
J. Randall Vance
Senior Vice President,
Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	IBC Fiscal 2007 Management Incentive Plan